UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 10, 2010

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On December 8, 2010, Park National Corporation (the “Company” or “Park”) entered into a Securities Purchase Agreement with two institutional investors, pursuant to which Park agreed to sell, in a registered direct public offering, (i) an aggregate of 71,984 common shares, (ii) Series A Common Share Warrants, which are exercisable within six months of the closing date, to purchase up to an aggregate of 35,992 common shares (the “Series A Warrants”), and (iii) Series B Common Share Warrants, which are exercisable within 12 months of the closing date, to purchase up to an aggregate of 35,992 common shares (the “Series B Warrants” and, collectively with the Series A Warrants, the “Warrants”) for total gross proceeds of approximately $5.0 million. On December 10, 2010, the Company completed the sale of the 71,984 common shares and the Warrants to the two institutional investors.

The registered direct public offering is more fully described in a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2010, to the prospectus filed with the SEC on May 22, 2009, as part of the Company’s Registration Statement on Form S-3ASR (File No. 333-159454) (the “Registration Statement”).

A copy of the form of Securities Purchase Agreement was attached as Exhibit 10.2 and a copy of the form of Series A / Series B Common Share Warrant was attached as Exhibit 4.1 to the Current Report on Form 8-K filed by Park with the SEC on December 8, 2010 at 2:43 p.m., Eastern Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 10, 2010	By: /s/ John W. Kozak
John W. Kozak Chief Financial Officer